CSW Energy, Inc./CSW International, Inc.
                            Non-recourse Indebtedness
                                 March 31, 2000
                                   (thousands)


                     Initial                          Inflation
      Type            Term       Rate     Maturity    Adjustment     Amount
------------------  ---------- ---------  ----------  ----------- -------------

Eurobond             10 years    8.500%      2005         None    pounds 100,000
Eurobond             10 years    8.875%      2006         None    pounds 100,000
Yankee Bond           5 years    7.980%      2001         None    pounds 129,116
Yankee Bond          10 years    8.750%      2006         None    pounds 129,116
Fixed Rate Loan       7 years    8.250%      2003         None    pounds 106,738
Loan Notes            7 years    4.260%      2002         None    pounds  13,676
Revolver              5 years    5.810%      2001         None    pounds  98,000
Senior Notes          5 years    6.875%      2001         None      $    200,000